              As Filed With the Securities and Exchange Commission
                               on October 2, 1996
                                                           Registration No. 333-
 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................

                               REGAL CINEMAS, INC.
             (Exact name of registrant as specified in its charter)

               TENNESSEE                                        62-1412720
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                        Identification No.)

       7132 COMMERCIAL PARK DRIVE
          KNOXVILLE, TENNESSEE                                    37918
(Address of Principal Executive Offices)                        (Zip Code)

                           401(k) PROFIT SHARING PLAN
                            (Full title of the plan)

                             HERBERT S. SANGER, JR.
                                1801 PLAZA TOWER
                           KNOXVILLE, TENNESSEE 37929
                     (Name and address of agent for service)

                                 (423) 525-4600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 Title of securities to                                  Proposed maximum          Proposed maximum
     be registered         Amount to be registered   offering price per share   aggregate offering price  Amount of registration fee

====================================================================================================================================

Common Stock (1)                112,500 shares                $23.69(2)               $2,665,125                     $807.61

====================================================================================================================================

(1) Represents shares to be purchased with contributions to the Company's 401(k) Profit Sharing Plan.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by Regal Cinemas, Inc., a Tennessee corporation (the "Registrant" or the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ending December 28, 1995, as amended by Form 10-K/A as filed with the Commission on April 29, 1996;

         2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 1996, and June 27, 1996;

         3. The Registrant's Current Reports on Form 8-K filed with the Commission on May 1, 1996, May 9, 1996, June 11, 1996, and July 2, 1996; and

         4. The description of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A dated May 12, 1994, as amended by Form 8-A/A dated June 21, 1994, and Form 8-A/A dated September 12, 1994, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4. Description of Securities.

         Inapplicable.

Item 5. Interests of Named Experts and Counsel.

         Inapplicable.

Item 6. Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interests, (iii) in all other cases, the director of officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

         Article 8 of the Restated Charter (the "Charter") of the Company and its Amended and Restated Bylaws provide that the Company shall indemnify against liability, and advance expenses to, any present or former director or officer of the Company to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule or regulation adopted in lieu thereof. Additionally, the Charter provides that no director of the Company shall be personally liable to the Company or any of its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) any unlawful distributions or (iv) receiving any improper personal benefit. The Company has entered into indemnification agreements with each of the Company's directors and executive officers.

         Directors' and officers' liability insurance has also been obtained by the Company, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

Item 7. Exemption From Registration Claimed.

         Inapplicable.

Item 8. Exhibits.

         See Exhibit Index following Signature pages.

Item 9. Undertakings.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 30th day of September, 1996.

                                        REGAL CINEMAS, INC.

                                        By: /s/ Michael L. Campbell
                                            ------------------------------------
                                            Michael L. Campbell
                                            Chairman of the Board, President and
                                            Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Michael L. Campbell and Lewis Frazer III, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                               Date
---------                             -----                               ----
/s/ Michael L. Campbell    Chairman of the Board,                  September 30, 1996
-----------------------        President, Chief Executive
Michael L. Campbell            Officer and Director (Principal
                               Executive Officer)

/s/ Lewis Frazer III       Chief Financial Officer and             September 30, 1996
-----------------------        Treasurer (Principal Financial
Lewis Frazer III               and Accounting Officer)

/s/ R. Neal Melton         Vice President Construction-            September 30, 1996
-----------------------        Equipment, Secretary and
R. Neal Melton                 Director

/s/ Philip D. Borack       Director                                September 30, 1996
-----------------------
Philip D. Borack

/s/ Michael E. Gellert     Director                                September 30, 1996
-----------------------
Michael E. Gellert

/s/ J. David Grissom       Director                                September 30, 1996
-----------------------
J. David Grissom

Signature                             Title                               Date
---------                             -----                               ----
/s/ William H. Lomicka        Director                             September 30, 1996
--------------------------
William H. Lomicka

/s/ Herbert S. Sanger, Jr.    Director                             September 30, 1996
--------------------------
Herbert S. Sanger, Jr.

/s/ Jack Tyrrell              Director                             September 30, 1996
--------------------------
Jack Tyrrell

                                  EXHIBIT INDEX


  Exhibit Number                              Description
  --------------      ----------------------------------------------------------

        4.1           401(k) Profit Sharing Plan

        4.2 Restated Charter of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, Registration No. 33-62868)

        4.3 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, Registration No. 33-62868)

        5.1           Opinion of Bass, Berry & Sims PLC


        5.2 The Registrant has submitted the plan to the Internal Revenue Service ("IRS") and has made and hereby undertakes that it will make all changes required by the IRS in order to qualify the plan.

        23.1          Consents of Coopers & Lybrand, L.L.P.

        23.2          Consent of Ernst & Young LLP

        23.3          Consent of Deloitte & Touche LLP

        23.4          Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

        24            Power of Attorney (included on pages II-5 and II-6)